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                                                                    EXHIBIT 99.1

                        Wintrust Financial
                        Corporation
                        727 North Bank Lane, Lake Forest,
                        Illinois 60045


FOR IMMEDIATE RELEASE
May 10, 2004

FOR MORE INFORMATION CONTACT:

Edward J. Wehmer, President/CEO - Wintrust Financial Corporation, (847) 615-4096 David A. Dykstra, COO - Wintrust Financial Corporation, (847) 615-4096
Blair K. Robinson, President - Northview Financial Corporation, (847) 446-0245 Wintrust Website address: www.wintrust.com

  WINTRUST FINANCIAL CORPORATION ANNOUNCES PLANS TO ACQUIRE NORTHVIEW FINANCIAL
                                   CORPORATION

         LAKE FOREST, ILLINOIS - Wintrust Financial Corporation ("Wintrust") (Nasdaq: WTFC) today announced the signing of a definitive agreement to acquire Northview Financial Corporation ("Northview"). Northview is the parent company of Northview Bank and Trust ("Northview Bank") that has locations in Northfield, Mundelein and Wheaton, Illinois and Northview Mortgage, LLC. Northview Bank began operations as a de novo bank in 1993 and had total assets of approximately $338 million as of March 31, 2004.

         "This transaction is a great fit for both companies," stated Edward J. Wehmer, President and CEO of Wintrust. "Similar to Wintrust's origin, Northview Bank began as a de novo bank and shares our commitment to community banking and customer service. The merger will help fulfill Wintrust's plans to continue expansion into desirable suburban Chicago metropolitan communities. The communities that Northview Bank serves are complementary to markets we currently serve. Northview Bank has a terrific operating culture, solid growth and profit potential, and a dedicated board of directors and management team." He added:
"We look forward to providing Northview Bank and their customers with enhanced lending capacity and wealth management products through our Wayne Hummer Companies."

          "We are excited about the opportunity to combine resources with Wintrust," said Blair K. Robinson, Northview's President and CEO. "We have continually sought opportunities to increase shareholder value and to enhance our product offerings. It now makes sense in our progression to partner with a financial organization that is similarly-minded in their philosophy of offering highly



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personalized customer-oriented retail and commercial banking services with financial capabilities to support further expansion." Mr. Robinson emphasized that by joining forces with Wintrust, Northview Bank's customers will not only retain very high levels of customer service but will also gain access to a wider range of products and services through the strength Wintrust can offer. "We clearly see benefits for our customers, shareholders and employees and we look forward to joining the Wintrust family," he said.

TERMS OF THE TRANSACTION

         In the merger, each share of Northview common stock outstanding will converted into the right to receive cash and shares of Wintrust's common stock based on Wintrust's average trading price at closing determined in accordance with the merger agreement. The aggregate per share purchase price is approximately $275. At March 31, 2004, Northview had outstanding 165,880 shares of common stock and in-the-money options to acquire approximately 10,850 shares of common stock at exercise prices ranging from $75 to $115 per share. Consummation of the transaction is not expected to have a material impact on Wintrust's 2004 earnings per share.

         The transaction is subject to approval by banking regulators and Northview's shareholders and certain closing conditions. The transaction is expected to close late in the third quarter of 2004 and is not expected to have a material effect on Wintrust's 2004 earnings per share.

ABOUT WINTRUST

         Wintrust is a $5.0 billion asset financial holding company whose common stock is traded on the Nasdaq Stock Market(R) (Nasdaq: WTFC). Its ten suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank since December 1991, are located primarily in high income retail markets -- Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, North Shore Community Bank & Trust Company in Wilmette, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, Crystal Lake Bank & Trust Company, Northbrook Bank & Trust Company, Advantage National Bank in Elk Grove Village, Village Bank & Trust in Arlington Heights and Beverly Bank & Trust Company in Chicago. The banks also operate facilities in Cary, Chicago, Clarendon Hills, Downers Grove, Glencoe, Gurnee, Highland Park, Highwood, Hoffman Estates, Lake Bluff, McHenry, Prospect Heights, Riverside, Roselle, Skokie, Wauconda, Western Springs and Winnetka, Illinois. Additionally, the Company operates various non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves



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commercial loan customers throughout the country. Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients located primarily in the Midwest. Focused Investments LLC is a broker-dealer that provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Wayne Hummer Asset Management Company provides money management services and advisory services to individual accounts as well as the Wayne Hummer Companies' three proprietary mutual funds. Wayne Hummer Trust Company, a trust subsidiary, allows Wintrust to service customers' trust and investment needs at Wayne Hummer, as well as, many banking locations. Wintrust Information Technology Services Company provides information technology support, item capture and statement preparation services to the Wintrust subsidiaries.

         Currently, Wintrust operates a total of 40 banking offices and is in the process of constructing several additional branch facilities. All of the Company's banking subsidiaries are locally managed with large local boards of directors. Wintrust also has announced pending acquisitions of SGB Corporation d/b/a WestAmerica Mortgage Company and its affiliate Guardian Real Estate Services, Inc.

                           Forward-Looking Information

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the proposed acquisition of Northview Financial Corporation and integration of Northview Financial Corporation with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related origination of loan products, unforeseen delays in completing the transaction, slower than anticipated development and growth of Northview Financial Corporation's business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs,



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unforeseen changes in the banking industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.

ADDITIONAL INFORMATION

         Wintrust will be filing a registration statement with the Securities and Exchange Commission in connection with the proposed transaction. The registration statement will include a proxy statement/prospectus that will be sent to the shareholders of Northview Financial Corporation seeking their approval of the proposed transaction.

         Shareholders of Northview are advised to read the important information concerning the proposed transaction contained in the proxy statement/prospectus and other documents filed by Wintrust with the Securities and Exchange Commission when they become available. When filed, these documents can be obtained free of charge from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. or upon written request to Wintrust Financial Corporation, Attn: Investor Relations, 727 North Bank Lane, Lake Forest, Illinois 60045 or by calling (847) 615-4096, or upon written request to Northview Financial Corporation, Attn: President, 245 Waukegan Road, Northfield, Illinois 60093 or by calling (847) 446-0245.



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